SUPPLEMENTAL RETIREMENT PROGRAM FOR SENIOR OFFICERS
        OF SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
             AND ITS PARTICIPATING SUBSIDIARIES


                  Effective April 16, 1997

                           Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees of Southern Indiana Gas and Electric Company, an Indiana corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                          ARTICLE 1

                         Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

"Actuarial Equivalent" shall mean an actuarial equivalent value of an amount payable in a different form or at a different date computed on the basis of the following actuarial assumptions:

Mortality:          1983 Group Annuity Table

Interest Rate:      7%

As the Plan Administrator deems necessary, in its sole discretion, the above actuarial assumptions may be adjusted from time to time, and no Participant shall be deemed to have any right, vested or nonvested, regarding the continued use of any previously adopted actuarial assumption.

"Beneficiary" shall mean the individual designated, in accordance with Article 9, who is entitled to receive benefits under this Plan upon the death of a Participant.

"Beneficiary Designation Form" shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan
Administrator to designate a Beneficiary.

"Board" shall mean the board of directors of the Company.

"Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, after due inquiry, and upon reasonable grounds, determines that the employee (i) has been convicted of a felony or misdemeanor, which misdemeanor materially impairs the employee's ability to perform his duties, or (ii) has acted or failed to act in connection with his employment in such manner as would constitute gross negligence or willful misconduct.

"Change in Control" shall mean the first to occur of any of the following events:

(i)(_) An acquisition (other than directly from SIGCORP) of any voting securities of SIGCORP, Inc. ("SIGCORP") (the
"Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act")), immediately after which such Person has "Beneficial
Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of SIGCORP's then outstanding
Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control
Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) SIGCORP or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by SIGCORP (for purposes of this definition, a "Subsidiary") (2) SIGCORP or its Subsidiaries, or (3) any
Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(ii)(_) The individuals who, as of the effective date of this Plan, are members of the Board of Directors of SIGCORP (the "Incumbent Board"), cease for any reason to constitute a majority of the members of the Board of Directors of SIGCORP; provided, however, that if the election, or nomination for election by SIGCORP's common stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this Master Trust Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange
Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of SIGCORP (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) A merger, consolidation or reorganization involving SIGCORP, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of SIGCORP where:

(A) the stockholders of SIGCORP, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving
Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(B) the individuals who were members of the Board of Directors of SIGCORP immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving
Corporation, and

(C) no Person other than (1) SIGCORP, (2) any Subsidiary,
(3) any employee benefit plan (or any trust forming a part thereof) maintained by SIGCORP, the Surviving Corporation, or any Subsidiary, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities), has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

(_)(iv)   The sale or other disposition of all or
substantially all of the assets of SIGCORP to any Person
(other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by SIGCORP or any Subsidiary which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by SIGCORP or such Subsidiary, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

"Chief Executive Officer" shall mean the chief executive officer of the Company.

"Claimant" shall have the meaning set forth in Section 8.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Company" shall mean Southern Indiana Gas and Electric
Company, an Indiana corporation.

"Death Benefit Only Plan" shall mean the Southern Indiana Gas and Electric Company Supplemental Post Retirement Death Benefits Plan for a Select Group of Management Employees, effective October 1, 1984, as it may be amended from time to time.

"Disability" shall mean a period of disability: (i) prior to the date a Participant first attains age sixty-five (65); and (ii) during which a Participant qualifies for benefits under the Participant's Employer's Executive Group Disability Plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Plan Administrator. If the Participant's Employer does not sponsor such a plan or discontinues to sponsor such a plan, Disability shall be determined by the Plan Administrator in its sole discretion.

"Employer(s)" shall mean the Company and any subsidiaries of the Company that have been selected by the Board to participate in the Plan.

"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended from time to time.

"Final Average Compensation" shall mean the average of a Participant's Compensation for his or her last five calendar years of employment prior to the payment (or commencement of payment) of benefits to the Participant or his or her Beneficiary hereunder (including the annualized compensation for the calendar year in which the event that entitled the Participant to a distribution of benefits under this Plan occurred). For purposes of the preceding definition, "Compensation" shall mean the annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, and including automobile allowances paid to a Participant for employment services rendered to any Employer, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of any Employer.

"Life Annuity" shall mean a benefit that is the Actuarial
Equivalent of the Participant's SERP Benefit and that is payable monthly in the form of an annuity for the life of the Participant.

"Participant" shall mean any employee: (i) who is selected to participate in the Plan; (ii) who elects to participate in the Plan; (iii) who signs a Plan Agreement and a Beneficiary Designation Form; (iv) whose signed Plan Agreement Form and Beneficiary Designation Form are accepted by the Plan Administrator; (v) who commences participation in the Plan; and (vi) whose Plan Agreement has not terminated.

"Plan" shall mean the Supplemental Retirement Program for Senior Officers of Southern Indiana Gas and Electric Company and its Paericipating Subsidiaries, which shall be evidenced by this instrument and by each Plan Agreement, as amended from time to time.

"Plan Administrator" shall mean the plan administrator described in Article 7.

"Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Plan Administrator shall govern such entitlement.

"Plan Year" shall, for the first Plan Year, begin on [___________], 1997, and end on December 31, 1997. For each
Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31.

"Preretirement Survivor Annuity" shall mean a benefit that is the Actuarial Equivalent of the Participant's SERP
Benefit as of the date of such Participant's death and that is payable monthly to such Participant's Beneficiary in the form of an annuity for the life of such Beneficiary.

"Retirement" shall mean a Participant ceasing to be an employee of all Employers during the limited period beginning on the day the Participant first attains age sixty-five (65) and ending 31 days thereafter, for any reason other than a leave of absence, or death.

"Salaried Employees' Pension Plan" shall mean the Pension
Plan for Salaried Employees of Southern Indiana Gas and
Electric Company, effective July 1, 1944, as it may be amended from time to time.

"SERP Benefit" shall mean a single life annuity, payable monthly and commencing at age sixty-five (65), that is equal in monthly amount to:

(a)  fifty percent (50%) of the Participant's Final Average
Compensation, multiplied by 1/12; less

(b)  the annual pension benefit earned under the Company's
Salaried Employees' Pension Plan multiplied by 1/12.

"Termination of Employment" shall mean a Participant ceasing to be an employee of all Employers, voluntarily or involuntarily, for any reason other than the Participant's
Retirement, death or Disability.

"Trust" shall mean the trust established pursuant to that certain Master Trust Agreement for the Supplemental
Retirement Program of Southern Indiana Gas and Electric
Company and its Participating Subsidiaries, dated as of [__________], 1997, between the Company and the trustee named therein, as amended from time to time.

"Waiting Period Requirement" shall mean both: (i) a Participant's continued employment for an Employer for twenty Years of Service, commencing with the Participant's date of hire; and (ii) a Participant's continued employment for an Employer in the capacity of Vice President or above for five Years of Service. A Year of Service during which a Participant is employed by an Employer in the capacity of Vice President or above may be counted toward satisfaction of both prongs of the Waiting Period Requirement.

"Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.


                          ARTICLE 1

                         Eligibility

1.1 Selection by Plan Administrator. Participation in the Plan shall be limited to a select group of management and highly compensated employees of the Employers who have met the Waiting Period Requirements. From that group, the Plan Administrator may select, in its sole discretion, employees to participate in the Plan. Despite the foregoing: (i) the Plan Administrator may not select Mr. Norman P. Wagner to participate in the Plan; and (ii) the Plan Administrator may not select the Chief Executive Officer to participate in the Plan at any time any similar supplementary retirement arrangement or contract between the Chief Executive Officer and the Company is in effect, as determined by the Plan Administrator in its sole discretion.

1.2 Enrollment Requirements. As a condition of his or her participation in the Plan, each selected employee must complete, execute and return to the Plan Administrator a Plan Agreement and a Beneficiary Designation Form. In addition: (i) as a condition of his or her participation in the Plan, any employee of the Employers who, as of January 1, 1989, was a participant in the Death Benefit Only Plan must complete, execute and return to the Plan Administrator an endorsement, in a form satisfactory to the Plan Administrator in its sole discretion, which makes the Company the sole beneficiary of all insurance policies issued with respect to such employee under the Death Benefit Only Plan; and (ii) the Plan Administrator may establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

1.3 Commencement of Participation. Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Plan Administrator, that employee shall commence participation in the Plan on the date specified by the Plan Administrator.
If a selected employee fails to meet all such requirements prior to that date, that employee shall not be eligible to participate in the Plan until the completion of those requirements.


                          ARTICLE 2

               Vesting/Forfeiture of Benefits

2.1  Vesting/ Forfeiture of Benefits.

(a) General. Except as provided in Sections 3.1(b) or 9.4 below, each Participant shall have a nonforfeitable right or vested interest in his or her SERP Benefit.

(b) Forfeiture of Benefits. Notwithstanding Section 3.1(a) above, and subject to Section 4.1(d) and Section 9.4 below, all benefits under this Plan shall be automatically forfeited: (i) in the event a Participant in the Plan experiences a Termination of Employment; or (ii) in the event a Participant in the Plan is employed or reemployed by any Employer at any time more than thirty-one (31) days after the day the Participant first attains age sixty-five
(65).


                          ARTICLE 3

                          Benefits

3.1  Eligibility for Benefits.

(a) Retirement Benefit. If a Participant Retires, he or she shall be entitled to his or her SERP Benefit paid in the form of a Life Annuity.

(b)  Disability Benefit.  If a Participant suffers a
Disability, he or she shall be entitled to his or her SERP
Benefit paid in the form of a Life Annuity.  The Life
Annuity shall be decreased, on an Actuarial Equivalent basis, to reflect the commencement of such payments prior to the Participant's attainment of age sixty-five (65).

(c) Survivor's Benefit. If a Participant dies prior to his or her Termination of Employment, Disability or Retirement, the Participant's Beneficiary shall be entitled to receive the Participant's SERP Benefit in the form of a Preretirement Survivor Annuity. The Preretirement Survivor Annuity shall be decreased, on an Actuarial Equivalent basis, to reflect the form of benefit payments and the commencement of such payments prior to the Participant's attainment of age sixty-five (65).

(d)  Change in Control Benefit.  If, prior to a
Participant's attainment of age sixty five (65), the Participant experiences an involuntary Termination of Employment without Cause after the Company experiences a Change in Control, the Participant shall be entitled to receive his or her SERP Benefit paid in the form of a Life
Annuity. The Life Annuity shall be decreased, on an Actuarial Equivalent basis, to reflect the commencement of such payments prior to the Participant's attainment of age sixty-five (65).

(e)  No Other Benefits Upon Termination of Employment.
Except as provided in Section 4.1(d) above, no benefits shall be payable under this Plan if a Participant experiences a Termination of Employment prior to his or her death, Disability or Retirement.

(f) No Benefits Upon Failure to Retire. No benefits shall be payable under this Plan if a Participant is employed or reemployed by any Employer at any time more than thirty-one
(31) days after the date the Participant first attains age sixty-five (65).

3.2 Payment of Benefits. Payments of benefits shall be made in the following manner:

(a) Retirement. If a Participant's benefits become payable because of his or her Retirement, such Participant's benefit payments shall commence as soon as is administratively practical after the date on which such Participant Retired.

(b) Disability or Death. If a Participant's benefits become payable because of his or her death or Disability, such benefit payments shall commence as soon as is administratively practical following the Plan
Administrator's receipt of written proof or determination of such Participant's death or Disability.

(c) Change in Control. If a Participant's benefits become payable because of his or her involuntary Termination of Employment without Cause after a Change in Control, such Participant's benefit payments shall commence as soon as is administratively practical after the date on which such Participant experiences the Termination of Employment.

(d) Reasonable Time. For purposes of this Section 4.2, "as soon as is administratively practical" shall not exceed 120 days from the date of the specified event, except in extraordinary circumstances, as determined in the sole discretion of the Plan Administrator.

3.3  Alternative Forms of Payment; Elections.

(a) Withdrawal Election. A Participant or his or her Beneficiary, as the case may be, may elect, at any time after he or she commences to receive benefits payments under this Plan, to receive those payments in a lump sum, based on the Actuarial Equivalent of his or her remaining SERP Benefit less a 10% penalty (as described below) (the net amount shall be referred to as the "Benefit Amount"). No election to partially accelerate benefits shall be allowed. The Participant shall make this election by giving the Plan Administrator advance written notice of the election in a form determined from time to time by the Plan Administrator. The penalty shall be equal to 10% of the Participant's remaining SERP Benefit, determined on an Actuarial Equivalent basis. The Participant shall be paid the Benefit Amount within 60 days of his or her election. Once the Benefit Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan in the future.

(b) Plan Administrator Discretion. Upon the request of a Participant, the Plan Administrator, in its sole discretion and consistent with its established procedures and rules, may consider other forms of benefit payments, or the timing of benefit payments, as it deems necessary and prudent under the circumstances.

3.4 Limitation on Benefits. Notwithstanding the foregoing provisions of this Article 4, in no event shall a Participant or his or her Beneficiary receive more than one form of benefit under this Article 4, except as provided under Section 4.3 (a).

3.5 Withholding and Payroll Taxes. The Employers or their designees shall withhold from any and all benefits paid under this Articles 4 or 5, all federal, state and local income, employment and other taxes required to be withheld by the Employer in connection with the benefits hereunder, in amounts to be determined in the sole discretion of the Employers.


                          ARTICLE 4

     Termination, Amendment or Modification of the Plan

4.1 Termination. Each Employer reserves the right to terminate the Plan at any time with respect to its participating employees by the actions of its board of directors. The termination of the Plan shall not adversely affect any Participant or his or her Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate payments by paying the Actuarial Equivalent value of such payments. For all other Participants, upon the termination of the Plan, all Plan Agreements shall terminate and the Actuarial Equivalent of a Participant's SERP Benefit shall be paid out in a lump sum.

4.2 Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to its participating employees by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict a Participant's then SERP Benefit, determined on an Actuarial Equivalent basis. The amendment or modification of the Plan shall not affect any Participant or his or her Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Actuarial Equivalent value of such payments either in a lump sum or in some other accelerated form of payment.

4.3 Termination of Plan Agreement. Absent the earlier termination, modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable SERP Benefit as provided under Articles 4 or 5.


                          ARTICLE 5

                Other Benefits and Agreements

5.1 Coordination with Other Benefits. The benefits provided for a Participant under this Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employers. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.


                          ARTICLE 6

                 Administration of the Plan

6.1 Plan Administrator Duties. This Plan shall be administered by a Plan Administrator which shall consist of the Board, or such committee as the Board shall appoint. Members of the Plan Administrator may be Participants under this Plan. The Plan Administrator shall also have the discretion and authority to: (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan; and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

6.2  Agents.  In the administration of this Plan, the Plan
Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to any Employer.

6.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

6.4 Indemnity of Plan Administrator. All Employers shall indemnify and hold harmless the members of the Plan
Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5 Employer Information. To enable the Plan Administrator to perform its functions, each Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Plan Administrator may reasonably require.


                          ARTICLE 7

                      Claims Procedures

7.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

7.2 Notification of Decision. The Plan Administrator shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b) that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

  (i) the specific reason(s) for the denial of the claim, or any part of it;

 (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

 (iv) an explanation of the claim review procedure set forth in Section 8.3 below.

7.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a)  may review pertinent documents;


(b)  may submit written comments or other documents; and/or

(c) may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

7.4 Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)  specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Plan Administrator deems relevant.

7.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 8 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.



                          ARTICLE 8

                   Beneficiary Designation

8.1 Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

8.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by that Participant's spouse and returned to the Plan Administrator. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

8.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan
Administrator or its designated agent.

8.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and
9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's spouse shall be the designated Beneficiary. If the Participant has no surviving spouse, the benefits remaining under the Plan shall be forfeited.

8.5 Doubt as to Beneficiary. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

8.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Plan Administrator from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.



                          ARTICLE 9

                            Trust

9.1 Establishment of the Trust. The Company shall establish the Trust. The Employers shall transfer over to the Trust such assets, if any, as the Employers determine, in their sole discretion.

9.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.


                         ARTICLE 10

                        Miscellaneous

10.1  Unsecured General Creditor.  Participants and their
Beneficiaries successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

10.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

10.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

10.5 Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

10.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

10.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Indiana without regard to its conflict of laws principles.

10.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10 Notice. Any notice or filing required or permitted to be given to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


__________________________
_________________________
_________________________
_________________________

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand delivered, or sent by mail, to the last known address of the Participant.

10.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's Beneficiary.

10.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

10.13 Incompetent. If the Plan Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Administrator may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

10.14 Court Order. The Plan Administrator is authorized to make any payments directed by court order in any action in which the Plan or Plan Administrator has been named as a party.

10.15  Distribution in the Event of Taxation.   If, for any
reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Plan Administrator for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the
Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

IN WITNESS WHEREOF, Andrew E. Goebel has signed this Plan document on May 20, 1997.



Southern Indiana Gas and Electric Company, an Indiana corporation


By:   Andrew E. Goebel
Andrew E. Goebel

Title:  Senior Vice President





                      TABLE OF CONTENTS


                                                       Page

                          ARTICLE 1

                         Definitions

Definitions                                             1

                           ARTICLE 2

                         Eligibility

2.1  Selection by Plan Administrator                    5
2.2  Enrollment Requirements                            5
2.3  Commencement of Participation                      6


                          ARTICLE 3

               Vesting/Forfeiture of Benefits

3.1  Vesting/Forfeiture of Benefits                     6


                          ARTICLE 4

                          Benefits

4.1  Eligibility for Benefits                           6
4.2  Payment of Benefits                                7
4.3  Alternative Forms of Payment; Elections            8
4.4  Limitation on Benefits                             8
4.5  Withholding and Payroll Taxes                      8


                          ARTICLE 5

     Termination, Amendment or Modification of the Plan

5.1  Termination                                        9
5.2  Amendment                                          9
5.3  Termination of Plan Agreement                      9


                          ARTICLE 6

                Other Benefits and Agreements

6.1   Coordination with Other Benefits                  9


                          ARTICLE 7

                 Administration of the Plan

7.1   Plan Administrator Duties                         10
7.2   Agents                                            10
7.3   Binding Effect of Decisions                       10
7.4   Indemnity of Plan Administrator                   10
7.5   Employer Information                              10


                          ARTICLE 8

                      Claims Procedures

8.1   Presentation of Claim                             10
8.2   Notification of Decision                          11
8.3   Review of a Denied Claim                          11
8.4   Decision on Review                                11
8.5   Legal Action                                      12


                          ARTICLE 9

                   Beneficiary Designation

9.1   Beneficiary                                       12
9.2   Beneficiary Designation; Change; Spousal Consent  12
9.3   Acknowledgment                                    12
9.4   No Beneficiary Designation                        13
9.5   Doubt as to Beneficiary                           13
9.6   Discharge of Obligations                          13


                         ARTICLE 10

                            Trust

10.1  Establishment of the Trust                        13
10.2  Interrelationship of the Plan and the Trust       13


                         ARTICLE 11

                        Miscellaneous

11.1   Unsecured General Creditor                       13
11.2   Employer's Liability                             14
11.3   Nonassignability                                 14
11.4   Not a Contract of Employment                     14
11.5   Furnishing Information                           14
11.6   Terms                                            14
11.7   Captions                                         15
11.8   Governing Law                                    15
11.9   Validity                                         15
11.10  Notice                                           15
11.11  Successors                                       15
11.12  Spouse's Interest                                15
11.13  Incompetent                                      15
11.14  Court Order                                      16
11.15  Distribution in the Event of Taxation            16

DRAFT FOR DISCUSSION
PURPOSES ONLY










               SUPPLEMENTAL RETIREMENT PROGRAM
                   FOR SENIOR OFFICERS OF
          SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
             AND ITS PARTICIPATING SUBSIDIARIES